EXHIBIT A.(I)

THE HARTFORD MUTUAL FUNDS, INC.

ARTICLES OF RESTATEMENT

THE HARTFORD MUTUAL FUNDS, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation desires to restate its charter as currently in effect.

SECOND:  The following provisions are all the provisions of the charter currently in effect:

ARTICLE I
NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

The Hartford Mutual Funds, Inc.

ARTICLE II
PURPOSES AND POWERS

(a)                                 The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

(1)                                 To engage generally in the business of investing, reinvesting, owning, holding or trading in securities, as defined in the Investment Company Act of 1940, as from time to time amended (hereinafter referred to as the “Investment Company Act”), as an investment company classified under the Investment Company Act as an open-end management company.

(2)                                 To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

(3)                                 To hold, invest and reinvest its assets in securities, including securities of other investment companies and other instruments and obligations, and in connection therewith, to hold part or all of its assets in cash.

(4)                                 To subscribe for, invest in, purchase or otherwise acquire, own, hold, sell, exchange, pledge or otherwise dispose of, securities of every nature and kind, including, without limitation, all types of stocks, bonds, debentures, notes, other securities or obligations or evidence or indebtedness or ownership issued or created by any and all persons, associations, agencies, trusts or corporations, public or private, whether created, established or organized under the laws of the United States, any of the States, or any territory or district or colony or possession thereof, or under the laws of any foreign country, and also foreign and domestic government and municipal obligations, bank acceptances and commercial paper, to pay for the same in cash or by the issue of stock, bonds, or notes of this Corporation or otherwise; and while owning and holding any such securities, to exercise all the rights, powers and privileges of a stockholder or owner, including, and without limitation, the right to delete and assign to one or more persons, firms, associations, or corporations the power to exercise any of said rights, powers and privileges in respect of any such securities; to borrow money or otherwise obtain credit and, if required, to secure the same by mortgaging, pledging or otherwise encumbering as security the assets of this Corporation.

(5)                                 To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the Maryland General Corporation Law and by this charter, as its Board of Directors may determine, provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall be not less than the par value per share of such capital stock outstanding at the time of such event.

(6)                                 To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by the Corporation’s charter.

(7)                                 To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

(b)                                 The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

ARTICLE III
PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the principal office of the Corporation in this State shall be c/o CSC- Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland  21202.  The name and address of the resident agent of the Corporation in this State are CSC- Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland  21202.  Said resident agent is a Maryland corporation.

ARTICLE IV
CAPITAL STOCK

(a)                                 The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is forty nine billion, eight hundred sixty million (49,860,000,000) shares of capital stock (par-value $0.001 per share), amounting in aggregate par value to $49,860,000.  All of such shares are initially classified as “Common Stock”.  The Board of Directors may classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

(b)                                 Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.

(c)                                  The authorized shares of Common Stock shall be classified into the following series of Common Stock, each series comprising the number of shares indicated, subject to the authority of the Board of Directors to classify or reclassify any unissued shares of capital stock and to the authority of the Board of Directors to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has the authority to issue:

Series and Class	Number of Shares

The Hartford Advisers Fund
Class A	375,000,000
Class B	175,000,000
Class C	110,000,000
Class Y	100,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Balanced Allocation Fund
Class A	100,000,000
Class B	50,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Balanced Income Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	100,000,000
Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Capital Appreciation Fund
Class A	570,000,000
Class B	175,000,000
Class C	220,000,000
Class I	400,000,000
Class Y	100,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Capital Appreciation II Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	50,000,000
Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Checks and Balances Fund
Class A	400,000,000
Class B	200,000,000
Class C	200,000,000
Class I	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Conservative Allocation Fund
Class A	100,000,000
Class B	50,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Disciplined Equity Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Diversified International Fund
Class A	125,000,000
Class B	75,000,000
Class C	75,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Dividend and Growth Fund
Class A	325,000,000
Class B	75,000,000
Class C	50,000,000
Class I	200,000,000
Class Y	100,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Equity Growth Allocation Fund
Class A	100,000,000
Class B	50,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Equity Income Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Floating Rate Fund
Class A	800,000,000
Class B	200,000,000
Class C	800,000,000
Class I	250,000,000
Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Fundamental Growth Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Global All-Asset Fund
Class A	125,000,000
Class C	75,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Global Enhanced Dividend Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Global Growth Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Global Health Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Global Real Asset Fund
Class A	125,000,000
Class C	75,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Global Research Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Growth Allocation Fund
Class A	100,000,000
Class B	50,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford High Yield Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford High Yield Municipal Bond Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	50,000,000

The Hartford Income Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class Y	50,000,000

The Hartford Inflation Plus Fund
Class A	155,000,000
Class B	105,000,000
Class C	180,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000
Class L	5,350,000,000

The Hartford International Growth Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford International Opportunities Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford International Small Company Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford International Value Fund
Class A	125,000,000
Class C	75,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford MidCap Fund
Class A	225,000,000
Class B	75,000,000
Class C	110,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford MidCap Value Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Money Market Fund
Class A	1,200,000,000
Class B	500,000,000
Class C	1,000,000,000
Class Y	500,000,000
Class R3	100,000,000
Class R4	1,500,000,000
Class R5	300,000,000

The Hartford Select SmallCap Value Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class Y	200,000,000

The Hartford Short Duration Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	100,000,000
Class Y	50,000,000

The Hartford Small Company Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Small/MidCap Equity Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class Y	200,000,000

The Hartford Strategic Income Fund
Class A	200,000,000
Class B	200,000,000
Class C	200,000,000
Class I	50,000,000
Class Y	100,000,000

The Hartford Target Retirement 2010 Fund
Class A	600,000,000
Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2015 Fund
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2020 Fund
Class A	600,000,000
Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2025 Fund
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2030 Fund
Class A	600,000,000
Class Y	200,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2035 Fund
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2040 Fund
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2045 Fund
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Target Retirement 2050 Fund
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Total Return Bond Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	400,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

The Hartford Value Fund
Class A	125,000,000
Class B	75,000,000
Class C	50,000,000
Class I	50,000,000
Class Y	50,000,000
Class R3	50,000,000
Class R4	50,000,000
Class R5	50,000,000

Any series of Common Stock shall be referred to herein individually as a “Series” and collectively, together with any further series from time to time established, as the “Series”.

(d)                                 The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of Common Stock classified into the Series listed above and any additional Series of Common Stock of the Corporation (unless provided otherwise by the Board of Directors with respect to any such additional Series at the time it is established and designated):

(1)                                 Assets Belonging to Series.  All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation.  Such consideration, assets, income, earnings, profits and proceeds, together with any General Items (as defined below) allocated to that Series as provided in the following sentence, are herein referred to collectively as “assets belonging to” that Series.  In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular Series (collectively, “General Items”), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series.  Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

(2)                                  Liabilities of Series.  The assets belonging to each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.  The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to collectively as “liabilities of” that Series.  Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

(3)                                  Dividends and Distributions.  Dividends and capital gains distributions on shares of a particular Series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series.  All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series.  All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder’s purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

Dividends and distributions may be paid in cash, property or additional shares of the same or another Series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid.  Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.

(4)                                  Voting.  On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share outstanding in his name on the books of the Corporation, irrespective of the Series thereof, and all shares of all Series shall vote as a single class (“Single Class Voting”); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting, (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iii) below, the shares of all other Series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (7) below, only the holders of shares of the one or more affected Series will be entitled to vote.

(5)                                  Redemption by Stockholders.  Each holder of shares of a particular Series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that Series, at a redemption price per share equal to the net asset value per share of that Series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charges, if any, as may be established by the Board of Directors in its sole discretion in accordance with any applicable provisions of the Investment Company Act.  Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets belonging to the Series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Corporation to redeem shares of that Series during any period or at any time when and to the extent permissible under the Investment Company Act.

(6)                                  Redemption by Corporation.  The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any Series held in an account (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a “personal holding company” within the meaning of the Internal Revenue Code of 1986, as from time to time amended, (ii) if the value of an account maintained by the Corporation or its transfer agent for any stockholder is less than a specified amount determined by the Board of Directors of the Corporation, from time to time, and the stockholder has been given at least thirty (30) days written notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value of the account up to the specified account value before the redemption is effected by the Corporation or (iii) if the stockholder has failed to furnish a correct certified social security or tax identification number required by the Corporation to be obtained.

(7)                                  Liquidation.  In the event of the liquidation of a particular Series, the stockholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities of that Series.  The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series.  The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of shares of that Series held by them and recorded on the books of the Corporation.  The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, and, if required under Maryland or other applicable law, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other Series.  The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of such Series for the shares of another Series.

(8)                                  Net Asset Value Per Share.  The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act.  Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the Bylaws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable.  The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital.  Each such determination and allocation shall be conclusive and binding for all purposes.

The Board of Directors may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series.  Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount.  Each stockholder of the Corporation shall be deemed to have agreed, by his investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(9)                                  Conversion or Exchange Rights.  Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any Series shall have the right to convert or exchange said shares into shares of one or more other Series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

(e)                                  The Series identified in paragraph (c) of this Article IV and any additional Series of Common Stock (unless otherwise specified in the articles supplementary designating such Series) shall each initially have three classes of shares, which shall be designated Class A,

Class B and Class Y (except the Hartford Money Market Fund which initially will have two classes of Shares, designated as Class A and Class Y), each consisting, until further changed, of the lesser of (x) the total number of shares of each such Series designated and specified in Paragraph (c) above or (y) the number of shares that could be issued by issuing all of the shares of that Series currently or hereafter classified less the total number of shares of all other classes of such Series then issued and outstanding.  Any class of a Series of Common Stock shall be referred to herein individually as a “Class” and collectively, together with any further class or classes of such Series from time to time established, as the “Classes”.  For each of the Series listed above, all of the shares of such Series that are not classified otherwise shall referred to as Class A shares.

(f)                                    All Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights with any other shares of Common Stock of that Series; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

(1)                             The Class A shares are subject to such front-end sales loads and fees and expenses under a Rule 12b-1 plan, established by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc., as may be approved by the stockholders of such Class from time to time to the extent required by applicable Maryland law and the Investment Company Act.  The Class A shares are also subject to such contingent deferred sales charges as may be established by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc., as may be approved by the stockholders of such Class from time to time to the extent required by applicable Maryland law and the Investment Company Act.

(2)                             The Class B and Class Y shares, respectively, shall be subject to such fees and expenses under a Rule 12b-1 plan as may be established for the Class B or Class Y Shares from time to time by the Board of Directors and such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc.

(3)                             Class A Shares may be exchanged only for Class A Shares of another Series, Class B Shares may be exchanged only for Class B Shares of another Series and Class Y Shares may be exchanged only for Class Y Shares of another Series, except that Class B Shares of a non-money market Series may be exchanged for Class A Shares of the Money Market Fund and Class A Shares of the Money Market Fund may be exchanged for Class B Shares of a non-money market series, subject to the terms and conditions set by the Board of Directors.

(4)                             Expenses related solely to a particular Class of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses (including transfer agent fees) under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

(5)                             At such time as may be determined by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the current registration statement relating to a Series, shares of a particular Class of a Series may be automatically converted into shares of another Class; provided, however, that such conversion shall be subject, at the election of the Board of Directors, to the continuing availability of a private letter ruling of the Internal Revenue Service, an opinion of counsel or such other evidence as deemed appropriate by the Board of Directors to the effect that such conversion does not constitute a taxable event under federal income tax law and shall otherwise be in accordance with the Investment Company Act.  The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

(6)                             As to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (3) above), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class.  As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

(g)                                 The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words “share” or “shares” are used in the charter or Bylaws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

(h)                                 The Corporation shall not be obligated to issue certificates representing shares of any Class or Series of capital stock.  At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING

CERTAIN POWERS OF THE CORPORATION AND OF

THE DIRECTORS AND STOCKHOLDERS

(a)                                  The number of Directors of the Corporation shall be nine; provided, however, that the number may be increased in accordance with the Bylaws of the Corporation.  The names of the Directors who shall act until their successors are duly chosen and qualifies are:

Lynn S. Birdsong

Robert M. Gavin

Duane E. Hill

Sandra S. Jaffee

William P. Johnston

Phillip O. Peterson

Lemma W. Senbet

Lowndes A. Smith

John C. Walters

(b)                                 The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

(c)                                  No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(d)                                 The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to determine that the retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

(e)                                  Notwithstanding any provision of Maryland law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes and series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes and series outstanding and entitled to vote thereon, or of the class or series entitled-to vote thereon as a separate class, as the case may be, except as otherwise provided in the charter of the Corporation.  As provided in the Investment Company Act, a “majority” vote means the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of capital stock, or (ii) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.

(f)                                    The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland and the federal securities laws now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and as permitted by law.  Nothing contained herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(g)                                 To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, and the Investment Company Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.  No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

(h)                                 The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

(i)                                     The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

ARTICLE VI

PERPETUAL EXISTENCE

The duration of the Corporation shall be perpetual.

THIRD:  The foregoing restatement of the charter has been approved by a majority of the entire Board of Directors.

FOURTH:  The charter is not amended by these Articles of Restatement.

FIFTH:  The current address of the principal office of the Corporation is set forth in Article III of the foregoing restatement of the charter.

SIXTH:  The name and address of the Corporation’s current resident agent are set forth in Article III of the foregoing restatement of the charter.

SEVENTH:   The number of directors of the Corporation and the names of those currently in office are set forth in Article V of the foregoing restatement of the charter.

EIGHTH:  The undersigned Vice President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signatures appear on the following page-

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 9th day of July, 2010.

ATTEST:		THE HARTFORD MUTUAL FUNDS, INC.

By:	/s/Catherine E. Marshall	By:	/s/Edward P. Macdonald
	Name: Catherine E. Marshall		Name: Edward P. Macdonald
	Title: Assistant Secretary		Title: Vice President